FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT ("Agreement") made on December 31, 1998, but effective as of January 1, 1999 by and between Michael Haratunian ("Employee") and STV Group, Inc., a Pennsylvania corporation ("Employer").

         WHEREAS, Employer and Employee are parties to an Employment Agreement, made as of October 29, 1998, effective January 1, 1999 (the "Employment Agreement"), pursuant to which Employee has been reemployed by Employer; and

         WHEREAS, the Employer and the Employee desire to amend the Employment Agreement solely to the extent set forth herein and otherwise desire to, and hereby do, ratify and affirm the Employment Agreement;

         NOW THEREFORE, in consideration of the promises, covenants and agreements of the parties contained herein and in the Employment Agreement, and intending to be legally bound, the parties hereby covenant and agree as follows:

         1. Supplemental Retirement Benefits. Paragraph 3.6.3 of the Employment Agreement, entitled "Supplemental Retirement Benefits" is hereby deleted from the Employment Agreement and the following paragraph enumerated as 3.6.3 and entitled "Supplemental Retirement Benefits" is deemed substituted and incorporated into the Employment Agreement as if originally and fully set forth in its place and stead:

                  3.6.3.(a) Supplemental Retirement Benefits. Commencing on the first day of the month following termination of Employee's employment with Employer, Employee shall be entitled to receive annual benefits ("Supplemental Retirement Benefits") from Employer under a Supplemental Executive Retirement Plan ("SERP"), as described in this section in an amount equal to Employee's salary in the final year of Employee's employment, by Employer as adjusted during the term of this Agreement per annum. The foregoing Supplemental Retirement Benefits shall be payable monthly in equal installments for a total period of fifteen (15) years of the lives of Employee and his spouse or of the survivor next following the termination of Employee's employment with Employer. As of January 1 of each year following the year in which payment of the Supplemental
          Retirement Benefits commences, the amount of the Supplemental Retirement Benefits shall be increased by a cost-of-living factor based on the increase in the Consumer Price Index-Urban Consumers for the immediately preceding calendar year. The Supplemental Retirement Benefits shall be fully vested and non-forfeitable in the event that Employee's employment with Employer terminates after September 30, 2003 for any reason or if such employment terminates prior to October 1, 2003 by reason of death, disability (as described in Paragraph
          4.2.2 of the Employment Agreement) termination by Employer other than for cause (as described in Paragraph 4.2.4 of the Employment Agreement) or termination by Employee for good reason (as described in Paragraph 4.2.5 of the Employment Agreement) other than retirement.

                  3.6.3(b) Notwithstanding the foregoing Paragraph 3.6.3(a), in the event that Employee's employment with Employer is terminated prior to October 1, 2003 by Employer for cause (as described in Paragraph
         4.2.3 of the Employment Agreement) or by Employee by retirement (as described in Paragraph 4.2.5 of the Employment Agreement), then the annual amount of the Supplemental Retirement Benefits payable to the Employee shall equal the sum of (i) the annual amount of Supplemental Retirement Benefits that was accrued under the terms of the Prior Employment Agreement and (11) the product of (A) the excess of Two Hundred and Twelve Thousand Dollars ($212,000.00) over the annual amount described in clause (i) above times (B) a fraction the numerator of which is the number of days Employee has remained employed by Employer from the effective date of this Agreement to his date of termination and the denominator of which is 1,825.

                  3.6.3(c) Notwithstanding the foregoing, if a change in control (as defined in Appendix A) shall occur at any time during the term of this Agreement or before the Supplemental Retirement Benefits have been fully paid, the Supplemental Retirement Benefits shall immediately become and be fully vested and non-forfeitable in the amount set forth in Paragraph 3.6.3 (a) above and the Employer shall within thirty (30) days following such change of control provide to the Employee and Employee's spouse, or the survivor, security for the life of such benefit in the form of a fully funded annuity payment or other equivalent guarantee or the actuarial lump sum equivalent of the remaining Supplemental Retirement Benefits shall be accelerated and paid to Employee or his surviving spouse in a single lump sum in cash within forty-five (45) days following such change of control. Any such annuity contract or equivalent guarantee shall be issued by an insurance company having an A.M. Best financial strength rating of at least A+ and a Standard & Poor's claims paying ability rating of at least AA. Actuarial equivalence shall be determined in accordance with reasonable actuarial assumptions. The Employer, with the consent and approval of the Employee, which consent and approval shall not unreasonably be withheld, shall retain an independent third party actuarial firm to determine the actuarial lump sum equivalent. In the event that the Employer shall elect to make payment of the Supplemental Retirement Benefits by annuity as provided above,


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

          upon the death of Employee's surviving spouse within the 15-year term of the SERP, the balance of any remaining Supplemental Retirement Benefits which would have become due and owing to Employee, or to Employee's surviving spouse, shall be payable to such beneficiaries as may have been designated by Employee or Employee's surviving spouse during their respective lifetimes. In addition, in the event that, as a result of the Employer's election to make payment of the Supplemental Retirement Benefits by annuity as provided above, any taxable income is recognized by Employee in advance of receipt of payment of the Supplemental Retirement Benefits in whole or in part, Employer shall, promptly upon its calculation, advance to Employee, in cash, an amount sufficient to cover any of Employee's federal, state and local tax liability with respect to any such taxable income recognized by Employee as a consequence of Employer's election to make payment of the Supplemental Retirement Benefits by annuity, as well as Employee's federal, state and local tax liability with respect to such cash payment, which advance shall be repaid without interest by the employee pari pasu as Employee receives payment of such Supplemental Retirement Benefits. (Collectively, the General Retirement Benefits, Medical Retirement Benefits and Supplemental Retirement Benefits are referred to as "Retirement Benefits").

         2. Termination for Cause. Paragraph 4.2.3 of the Employment Agreement, entitled "Termination for Cause" is hereby deleted from the Employment Agreement and the following paragraph enumerated as 4.2.3 and entitled "Termination for Cause" is deemed substituted and incorporated into the Employment Agreement as if originally and fully set forth in its place and stead:

                  4.2.3. Termination for Cause. At any time during the Term, Employer may terminate Employee's employment hereunder for Cause (as defined herein), effective immediately upon notice to Employee, if at a duly convened meeting of the Board of Directors of which Employee was given reasonable advance notice (30 days or more) and at which Employee and his counsel had the opportunity to be heard, a resolution was duly adopted by the affirmative vote of not less than two-thirds of the Board finding that, in the good faith judgment of the Board, (1) an event (which is described in the resolution in reasonable detail) constituting Cause has occurred, and (2) the Employee was given reasonable notice of the event and either Employee had a reasonable opportunity of no less than one hundred and twenty (120) days duration to take remedial action but failed or refused to do so, or an opportunity to take remedial action would not have been meaningful or appropriate under the circumstances.

                          For  purposes  of  this  Agreement,  Cause shall mean:
         (1) Employee is grossly negligent in the performance of his duties under thisAgreement resulting in a


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


          material impairment of Employer's performance, and Employee continues to be grossly negligent after demand for corrective action is delivered by the Employer that specifically identifies the manner in which the employer believes the Employee has been grossly negligent under this Agreement or (2) Employee is convicted of or pleads guilty or nolo contendere to a felony. For purposes of this Agreement "grossly negligent" means that Employee willfully breaches or habitually neglects the duties which he is required to perform under the terms of this Agreement. A termination of Employee's employment shall not be deemed a termination for Cause if the notice of termination is delivered to Employee more than thirty (30) days after the Board of Directors knows or should know of the event or action alleged to constitute Cause.

                             On termination  of this Agreement  pursuant to this
         Section 4.2.3, with the exception of any benefits under the SERP which survive such termination and except that Employee shall be entitled to any unpaid portion of his Compensation and Benefits earned prior to the date of termination, all rights to Compensation and Benefits of Employee shall cease as of the Date of Termination.

         3. Entire Understanding. This Agreement, together with the Employment Agreement, all other documents, instruments, certificates and agreements executed in connection herewith shall be read and construed together and sets forth the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous, written, oral, expressed or implied, communications, agreements and understandings with respect to the subject matter hereof.

         4. Modification. This Agreement shall not be amended, modified, supplemented or terminated except in writing signed by both parties. No action taken by Employer hereunder, including without limitation any waiver, consent or approval, shall be effective unless approved by a majority of the Board.

         5. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.


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

         6. Controlling Law. This Agreement is made under, and shall be governed by, construed and enforced in accordance with, the substantive laws of Pennsylvania applicable to agreements made and to be performed entirely therein.

         7.  Ratification.   Other  than  as  amended  by  this  Agreement,  the
Employment Agreement is ratified, affirmed and remains in force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above mentioned, under Seal, intending to be legally bound hereby.

EMPLOYEE:                                      EMPLOYER:

/s/ Michael Haratunian
Attest:                                        By:  /s/ Harry Prystowsky, MD

                                                    (Authorized Officer)
/s/ Peter W. Knipe
Secretary

(Corporate Seal)


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


                                   APPENDIX A

                         Definition of Change in Control

                For purposes of this Agreement, "change of control" shall mean the occurrence of one or more of the following: (A) The acquisition, other than from Employer, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (a "Person") of 30% or more of either (i) the then outstanding shares of Common Stock of Employer (the "Outstanding
Employer Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Employer entitled to vote generally in the election of directors (the "Employer Voting Securities"), provided, however, that any acquisition by (x) Employer or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by Employer or any of its subsidiaries or (y) any Person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act, to file a statement on Schedule 13G with respect to its beneficial ownership of Employer Voting Securities, whether or not such Person shall have filed a statement on Schedule 13G, unless such Person shall have filed a statement on Schedule 13D with respect to beneficial ownership of 30% or more of Employer Voting Securities or (z) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Employer Common Stock and Employer

Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Employer Common Stock and Employer Voting Securities, as the case may be, shall not constitute a Change of Control; or (B) Individuals who, as of the date hereof, constitute the Board of Directors of Employer (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by Employer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of Employer (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
Act); or (C) Approval by the shareholders of Employer of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Employer Common Stock and Employer Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of Employer resulting from Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Employer Common Stock and Employer Voting Securities, as the case may be; or (D) (i) a complete liquidation or dissolution of Employer or of (ii) sale or


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

other disposition of all or substantially all of the assets of Employer other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Employer Common Stock and Employer Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Employer Common Stock and Employer Voting Securities, as the case may be, immediately prior to such sale or disposition.


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